 Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in the Registration Statement on Form S-8 of our report dated June 29, 2017 relating to the consolidated financial statements of Bionik Laboratories Corp. consisting of the consolidated balance sheets as of March 31, 2017 and 2016, and the related consolidated statements of operations and comprehensive (loss) income, changes in shareholders’ equity (deficiency), and cash flows for the years ended March 31, 2017 and 2016.

Signed:

Mississauga, Ontario

July 12, 2017